Exhibit 1.01

Conflict Minerals Report of General Cable Corporation in Accordance with Rule
13p-1 under the Securities Exchange Act of 1934

Introduction

This Conflict Minerals Report (this “Report”) of General Cable Corporation (“General Cable”) for calendar year 2016 has been prepared in accordance with Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Please refer to the Rule, Form SD and Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012 for definitions to the terms used in this Report, unless otherwise defined herein.

SEC adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “3TG metals”) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict. General Cable has determined that certain of its operations manufacture, or contract to manufacture products, which contain 3TG metals that are necessary to the functionality or production of such products. As a result, General Cable has implemented policies, procedures, and a due diligence process to determine whether it has sourced any of the 3TG metals contained in its products from the Covered Countries.

Description of General Cable’s Products Covered by this Report

This Report relates to products (i) for which conflict minerals are necessary to the functionality or production of those products, (ii) that were manufactured or contracted for manufacture by General Cable, and (iii) for which the manufacture was completed during calendar year 2016 (the “Covered Products”).

Design of Due Diligence Measures

In accordance with the Rule, General Cable conducted a good faith reasonable country of origin inquiry regarding the 3TG metals contained in the Covered Products. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of such 3TG metals originated in the Covered Countries and whether any of such 3TG metals may be from recycled or scrap sources. General Cable also undertook due diligence measures to determine the source and chain of custody of necessary conflict minerals used in its products. General Cable's design of its due diligence program conforms in all material respects with the five step framework established by the Organisation for Economic Co-operation and Development (“OECD”) in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, 2013 (the “OECD Framework”), an internationally recognized due diligence framework.

General Cable’s due diligence measures were based on the due diligence tools created by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative’s (“GeSI”) Conflict-Free Sourcing Initiative which includes the Conflict Minerals Reporting Template (“CMRT”), a supply chain survey designed to identify the smelters and refiners of 3TG metals who provide those 3TG metals to General Cable’s suppliers. General Cable is several levels removed from the sources of ores from which 3TG metals contained in the Covered Products are produced and the smelters and refiners that process those ores. General Cable does not make purchases of raw ore or unrefined 3TG metals and makes no purchases in the Covered Countries. General Cable must therefore rely on its suppliers to provide information regarding the origin of the 3TG metals contained in the Covered Products. Moreover,

General Cable believes that the smelters and refiners of the 3TG metals contained in the Covered Products are best situated to identify the sources of such 3TG metals, and therefore has taken steps to identify the applicable smelters and refiners of such 3TG metals in its supply chain.

Due Diligence Measures Performed

General Cable's due diligence measures included, but were not limited to:

Establishing a Conflict Minerals Policy (published at http://www.generalcablecsr.com/citizenship/conflictminerals.asp), incorporating the standards set forth in the OECD Framework. Each year, the individuals who administer General Cable’s conflict minerals program review this policy to ensure it reflects any changes made by governing bodies and/or General Cable. General Cable requires that suppliers comply with its Conflict Mineral Policy by:

•	Establishing their own Conflict Minerals policies and procedures in accordance with the SEC Rules;

•
Performing sufficient due diligence into their respective supply chains to determine whether products sold to General Cable contain Conflict Minerals and, if so, whether and to what extent those metals are sourced from conflict-free smelters;

•
Reporting to General Cable the results of such due diligence, including identification of the materials or products sold to General Cable and the smelters that produced the relevant Conflict Minerals. General Cable’s direct suppliers may have to require successive upstream suppliers to complete the same due diligence until the smelters are identified;

•	Committing to being or becoming “conflict-free” so that any Conflict Minerals supplied to General Cable are sourced only from conflict-free smelters;

•	Providing information upon request to support General Cable’s SEC reporting requirements; and,

•
Upon request, provide information to support General Cable’s SEC reporting requirements and permit their Conflict Minerals policies and procedures to be audited by General Cable or its representatives.

If a supplier is unwilling to support General Cable in its Conflict Minerals program efforts, General Cable may take remediation steps, up to and including alternative sourcing arrangements. General Cable may also take remediation steps if a supplier cannot determine whether its materials or products contain Conflict Minerals.

Education and training to company personnel. General Cable has conducted training of personnel who have influence over sourcing decisions on conflict mineral awareness. This training allows General Cable personnel to understand General Cable’s conflict minerals program.

Incorporating conflict minerals due diligence procedures into assigned roles and responsibilities. General Cable maintains a cross-functional conflict minerals team (“Conflict Minerals Team”), including, but not limited to representatives from legal and supply chain, to direct the execution of its conflict minerals compliance program.

Conducting an internal assessment to identify materials that could contain 3TG metals and suppliers who sourced those materials to General Cable. The Conflict Minerals Team reviews changes in the business to determine if material changes have been made in the way General Cable produce its products and/or if changes have been made in the materials used in its products. When new suppliers are added, the Conflict Minerals Team reviews the suppliers for compliance with its Conflict Minerals Policy. General Cable maintains a compliance helpline whereby employees, suppliers, and other third-parties can report concerns or violations of General Cable’s policies. General Cable also maintains an email address (ConflictMinerals@generalcable.com)

for parties to report any questions or concerns related to its Conflict Minerals Policy.

Conducting a survey on General Cable’s supply chain to obtain country of origin information for the necessary 3TG metals in General Cable’s products using the CMRT as a basis to identify the applicable smelters and refiners and countries of origin of the 3TG metals in General Cable’s products. In 2016, General Cable engaged Assent Compliance Inc. (“Assent”) to assist with its conflict minerals program. Acting on General Cable’s behalf, Assent conducted the supplier survey portion of General Cable’s reasonable country of origin inquiry (“RCOI”). The survey employed the CMRT version 4.20 developed by EICC and GeSI. EICC and GeSI developed the CMRT to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free sourcing policy, the engagement process with its direct suppliers, and identification of the smelters used by the supplier. Assent contacted non-responsive suppliers to ensure maximum compliance. General Cable received survey responses from 81 of its 95 total, in-scope, suppliers. Survey responses collectively identified 62 suppliers as potentially having 3TG in the products they supply to General Cable.

Results of Due Diligence Measures

During General Cable’s due diligence efforts, members of Assent made at least three follow-up inquiries to each “failed” supplier who did not respond to the initial survey, by phone or email. Assent reviewed the responses against criteria developed to determine which required further engagement with General Cable’s suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

In total, General Cable’s suppliers named 7,897 potential smelters or refiners as a result of its survey. Many of the responses received were duplicates. After eliminating all duplicate and invalid responses, General Cable identified 219 individual smelters or refiners that may have supplied 3TGs to its suppliers. See Exhibit A. The vast majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to General Cable, or were otherwise unable to specify the smelters or refiners used for components supplied to General Cable. General Cable was therefore unable to determine whether any of the 3TG that these suppliers reported were contained in components or parts that the suppliers supplied to General Cable or to validate that any of these smelters or refiners are actually in its supply chain.

For all responses that indicated a smelter, Assent compared the facilities listed to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”). If a supplier indicated that the facility was certified as “Conflict-Free,” Assent confirmed that the name was listed by CFSI as a certified smelter. As of May 15, 2017, General Cable has validated 162 smelters or refiners and is working to validate the additional smelter/refiner entries from the submitted CMRTs.

Future Due Diligence Measures

In the next compliance period, General Cable will continue to take steps to enhance its due diligence program to mitigate the risk of its necessary conflict minerals contained in the Covered Products to finance or benefit armed groups in the Covered Countries. The steps include but are not limited to:

•	Continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain;

•	Continuing to identify alternative suppliers for vendors not responding timely and sufficiently;

•	Continuing to identify alternative sources for conflict minerals materials; and

•	Continuing to provide internal education and training to company personnel.

Independent Private Sector Audit

Pursuant to the Rule, an independent private sector audit is not required for this Report.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding General Cable’s conflict minerals program. Words such as “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements, and which include General Cable’s future mitigation actions. These statements are not guarantees of future actions or performance. Actual results and outcomes may materially differ from what may be expressed in such forward-looking statements, which could be affected by, among other things, changes in the Rule, interpretations of the Rule, international due diligence frameworks, law, General Cable’s internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. General Cable does not intend to update any of the forward-looking statements after the date of this report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Exhibit A

The information below includes smelter facility names and locations as reported to Assent as of May 15, 2017. However, General Cable cannot confirm which of these smelters, if any, provided 3TG that may be contained in its products, as General Cable is unable to determine the upstream chain of custody of raw materials in General Cable’s supply chain.

Metal	Smelter Reference List	Smelter Facility Location	Smelter ID	CFSI Audit Status	Conflict Free?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant	Yes
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant	Yes
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant	Yes
Gold	AURA-II	UNITED STATES	CID002851	Not Enrolled	Unknown
Gold	Aurubis AG	GERMANY	CID000113	Compliant	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant	Yes
Gold	Boliden AB	SWEDEN	CID000157	Compliant	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant	Yes
Gold	Caridad	MEXICO	CID000180	Not Enrolled	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active	Unknown
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant	Yes
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled	Yes
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant	Yes
Gold	Dowa	JAPAN	CID000401	Compliant	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Compliant	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Not Enrolled	Unknown

Gold	Geib Refining Corporation	UNITED STATES	CID002459	Active	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled	Unknown
Gold	Gujarat Gold Centre	INDIA	CID002852	Not Enrolled	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant	Yes
Gold	Japan Mint	JAPAN	CID000823	Compliant	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant	Yes
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant	Yes
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled	Unknown
Gold	Materion	UNITED STATES	CID001113	Compliant	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant	Yes

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Not Enrolled	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Compliant	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant	Yes
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Not Enrolled	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant	Yes
Gold	SAAMP	FRANCE	CID002761	Not Enrolled	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Not Enrolled	Unknown
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant	Yes
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant	Yes
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Not Enrolled	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant	Yes
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant	Yes

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Active	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant	Yes
Tin	Alpha	UNITED STATES	CID000292	Compliant	Yes
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Not Enrolled	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant	Yes
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Compliant	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant	Yes
Tin	Dowa	JAPAN	CID000402	Compliant	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active	Unknown
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant	Yes
Tin	EM Vinto	BOLIVIA	CID000438	Compliant	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled	Unknown
Tin	Fenix Metals	POLAND	CID000468	Compliant	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant	Yes
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active	Unknown

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Not Enrolled	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant	Yes
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant	Yes
Tin	Minsur	PERU	CID001182	Compliant	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Not Enrolled	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant	Yes
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	Not Enrolled	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Compliant	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant	Yes
Tin	PT Justindo	INDONESIA	CID000307	Not Enrolled	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant	Yes
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant	Yes
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant	Yes

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	Compliant	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant	Yes
Tin	Thaisarco	THAILAND	CID001898	Compliant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active	Unknown
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant	Yes